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                                                                       EXHIBIT 2



                                LOCKUP AGREEMENT



                                                             April 15, 1998


CIBC Oppenheimer Corp.
As Representative of the Several Underwriters
c/o Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
200 Liberty Street
New York, New York  10281

Re:   Initial Public Offering of BrightStar Information Technology Group, Inc.

Gentlemen:

         The undersigned, a holder of common stock ("Common Stock") or rights to acquire Common Stock of BrightStar Information Technology Group, Inc. (the "Company"), understands that the Company has filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration of 4,312,500 shares of Common Stock (including 562,500 shares subject to an over-allotment option on the part of the Underwriters) (the "Offering"). The undersigned further understands that you are contemplating entering into an Underwriting Agreement with the Company in connection with the Offering.

         In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected, the undersigned will not, without your prior written consent, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired, for a period of one year subsequent to the date of the Underwriting Agreement except for the following permitted dispositions:

         (i) Any transfer of Common Stock as a gift or gifts, provided that any donee thereof agrees in writing to be bound by the terms hereof to the same extent as if such donee were the undersigned by execution of an Adoption Agreement in the form of Exhibit A hereto;

         (ii) A transfer of any Common Stock of the undersigned upon the undersigned's death to his estate, heirs or devisees by will or the laws of descent and distribution if each such transferee agrees
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CIBC Oppenheimer Corp.
April 15, 1998
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in writing to be bound by all of the provisions hereof to the same extent as if such transferee were the undersigned by execution of an Adoption Agreement in the form of Exhibit A hereto; and

         (iii) A transfer of any Common Stock of the undersigned to a Family Limited Partnership created for the benefit of the undersigned, undersigned's spouse, undersigned's sibling(s) or direct ascendant(s) or descendant(s) (including any adopted children) if such Family Limited Partnership agrees in writing to be bound by all of the provisions of this Agreement to the same extent as if such entity were the undersigned, by execution of an Adoption Agreement in the form of Exhibit A hereto.

         The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stock transfer instructions with the Company's transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.

                                         Very truly yours,


                                         /s/ BRIAN R. BLACKMARR
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                                         Signature

                                         BRIAN R. BLACKMARR
                                         --------------------------------------
                                         Printed Name and Title (if applicable)